   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1998
                                                    REGISTRATION NO. 333-59723


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------


                               GENERAL MAGIC, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                       7372                                 77-0250147

(State or other jurisdiction of              (Primary Standard Industrial                   (IRS Employer
 incorporation or organization)                 Classification Number)                   Identification No.)

                              420 NORTH MARY AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 774-4000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                                 STEVEN MARKMAN
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                     AND CHAIRMAN OF THE BOARD OF DIRECTORS
                               GENERAL MAGIC, INC.
                              420 NORTH MARY AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 774-4000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             JAMES M. KOSHLAND, ESQ.
                        Gray Cary Ware & Freidenrich LLP
                               400 Hamilton Avenue
                        Palo Alto, California 94301-1825
                                 (650) 328-6561

================================================================================

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as described in the Prospectus after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
  Title of Each Class of        AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION FEE
Securities to be Registered      REGISTERED            PER SHARE               PRICE
-------------------------------------------------------------------------------------------------------------------

 Common Stock ($0.001 par   5,383,459 shares (1)       $11.88 (2)         $63,955,490.47          $18,866.87
          value)
-------------------------------------------------------------------------------------------------------------------
 Common Stock ($0.001 par     225,000 shares (3)       $17.22 (4)          $3,874,500             $1,142.98
          value)
-------------------------------------------------------------------------------------------------------------------
           TOTAL            5,608,459 shares                             $67,829,990.47          $20,009.85
-------------------------------------------------------------------------------------------------------------------


(1) Represents 200% of the shares of Common Stock issuable upon conversion of all issued shares of Series C Convertible Preferred Stock as described in the Prospectus, assuming that such conversion is as of July 23, 1998. Pursuant to Rule 416 promulgated under the Securities Act, this Registration Statement also covers such indeterminable number of additional shares as may become issuable upon conversion of Series C Convertible Preferred Stock (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions, and (ii) if permitted by law, by reason of changes in the conversion price or conversion rate of the Series C Convertible Preferred Stock in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the 1933 Act and based on the average of the high and low sales prices of the Common Stock of General Magic, Inc. reported on the Nasdaq National Market on July 16, 1998.

(3) Represents 150% of the shares of Common Stock issued or issuable upon exercise of warrants issued as described in the Prospectus. Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such indeterminable additional shares of Common Stock as may become issuable upon exercise of warrants (i) to prevent dilution as a result of any future stock split, stock dividends or similar transactions, and (ii) if permitted by law, by reason of changes in the number of shares issuable upon exercise of the warrants in accordance with the terms of the warrants.

(4) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(g)(1) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Amendment No. 1 to registration statement is being filed solely for purposes of revising the filing fee information on the cover page.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and Nasdaq filing fee.

                                                            To be Paid
                                                              By The
                                                            Registrant
                                                            ----------
SEC Registration Fee                                          $ 20,010*
Nasdaq filing fee                                             $ 17,500
Accounting fees and expenses                                  $  5,000
Legal fees and expenses                                       $ 60,000
Miscellaneous expenses                                        $  2,490

         Total.............................................   $105,000
                                                               =======

* The Company will pay all expenses of registration, issuance and distribution of the Shares being sold by the Selling Stockholders, excluding underwriting commissions and similar charges. $19,656 was previously paid in connection with registration number 333-59723, filed on July 23, 1998.

-------------------------------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or a predecessor of the Registrant. The Registrant's Bylaws also provide that the Registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Bylaws.

         The Registrant has entered into indemnification agreements with its directors and its officers.

         The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

         See also the undertakings set out in response to Item 17 herein.

ITEM 16.  EXHIBITS.

          The following exhibits are filed with this Registration Statement:



    EXHIBIT NO.                                             DESCRIPTION OF EXHIBIT
    -----------       -------------------------------------------------------------------------------------------------
      3.1 (1)         Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock filed with the Delaware Secretary of State on June 25, 1998.

      4.1 (1)         Securities Purchase Agreement by and among Registrant and the Institutional Investors dated June
                      24, 1998.

      4.2 (1)         Registration Rights Agreement by and among Registrant and the Institutional Investors dated
                      June 24, 1998.

      4.3 (1)         Form of Warrant

      5.1 (2)         Opinion of Gray Cary Ware & Freidenrich LLP.

     23.1 (2)         Consent of KPMG Peat Marwick LLP, independent auditors.

     23.2 (2)         Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1).

     24.1 (2)         Power of Attorney (included in the Signature Page contained in Part II of the Registration
                      Statement).



(1) Incorporated by reference from the Company's Report on Form 8-K, filed with the Commission on June 29, 1998.

(2)  Previously filed.

--------------------------

ITEM 17.  UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     E. The undersigned Registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on September 18, 1998.


                                    GENERAL MAGIC, INC.


                                    By: /s/ STEVEN MARKMAN
                                        ----------------------------------------
                                        Steven Markman
                                        President, Chief Executive Officer
                                        and Chairman of the Board of Directors



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                 SIGNATURE                                         TITLE                                 DATE


/s/ STEVEN MARKMAN                            President, Chief Executive Officer, Chairman          September 18, 1998
-------------------------------------------   of the Board, Director (Principal Executive
Steven Markman                                Officer)

/s/ JAMES P. McCORMICK                        Chief Financial Officer (Principal Financial          September 18, 1998
-------------------------------------------   and Accounting Officer)
James P. McCormick*

/s/ MICHAEL E. KALOGRIS                       Director                                              September 18, 1998
-------------------------------------------
Michael E. Kalogris*

/s/ CARL F. PASCARELLA                        Director                                              September 18, 1998
-------------------------------------------
Carl F. Pascarella*

/s/ ROEL PIEPER                               Director                                              September 18, 1998
-------------------------------------------
Roel Pieper*

/s/ DENNIS F. STRIGL                          Director                                              September 18, 1998
-------------------------------------------
Dennis F. Strigl*

/s/ SUSAN G. SWENSON                          Director                                              September 18, 1998
-------------------------------------------
Susan G. Swenson*

/s/ PHILIP D. KNELL                           Director                                              September 18, 1998
-------------------------------------------
Philip D. Knell*



*By: /s/ STEVEN MARKMAN
-------------------------------------------                                                         September 18, 1998
Steven Markman
attorney-in-fact


                                                 INDEX TO EXHIBITS


    EXHIBIT NO.                                                  DESCRIPTION
    -----------       ----------------------------------------------------------------------------------------------
      3.1 (1)         Certificate of Designations, Preferences and Rights Series C Convertible Preferred Stock filed with the Delaware Secretary of State on June 25, 1998.

      4.1 (1)         Securities Purchase Agreement by and among Registrant and the Institutional Investors dated
                      June 24, 1998.

      4.2 (1)         Registration Rights Agreement by and among Registrant and the Institutional Investors dated
                      June 24, 1998.

      4.3 (1)         Form of Warrant

      5.1 (2)         Opinion of Gray Cary Ware & Freidenrich LLP.

     23.1 (2)         Consent of KPMG Peat Marwick LLP, independent auditors.

     23.2 (2)         Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1).

     24.1 (2)         Power of Attorney (included in the Signature Page contained in Part II of the Registration
                      Statement).


(1) Incorporated by reference from the Company's Report on Form 8-K, filed with the Commission on June 29, 1998.

(2)  Previously filed.